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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                  APRIL 9, 2003




                                TECO ENERGY INC.
             (Exact name of registrant as specified in its charter)



           FLORIDA                      1-8180                   59-2052286
(State or other jurisdiction       (Commission File             (IRS Employer
     of incorporation)                  Number)              Identification No.)



                    702 NORTH FRANKLIN STREET, TAMPA FLORIDA
              (Address of principal executive offices and zip code)

                                 (813) 228-4111
              (Registrant's telephone number, including area code)





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ITEM 5. OTHER

      On April 9, 2003, TECO Energy, Inc. entered into a Credit Agreement with Merrill Lynch Bank USA, as Administrative Agent and the financial institutions parties thereto, which is filed as Exhibit 10.1.

      See the Press Release dated April 11, 2003, filed as Exhibit 99.1, and incorporated herein by reference, announcing the new credit facility, the meeting by the Company of its cash generation target and outlining steps to further bolster its financial position.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.

            10.1 Credit Agreement dated as of April 9, 2003, among TECO Energy, Inc., Merrill Lynch Bank USA, as Administrative Agent, and the Financial Institutions parties thereto.

            99.1  Press Release dated April 11, 2003.

ITEM 9. REGULATION FD DISCLOSURE

This information is being provided under Item 12 of Form 8-K, "Results of Operations and Financial Condition." In connection with information provided as part of a webcast presentation to financial analysts on April 11, 2003, the company identified for the first quarter ended March 31, 2003 cash from operations (CFO) of $110 million and asset sales of $80 million, for total CFO of $190 million. This liquidity outlook for the first quarter is based on TECO Energy's forecast of liquidity for those periods and does not reflect actual results. Actual first quarter results will be provided in the company's regular earnings release. The amounts shown do not represent a cash flow statement prepared in accordance with generally accepted accounting principles (GAAP). They differ mainly in presentation from a GAAP cash flow statement (i) by showing amounts from asset sales as a separate line item rather than in their cash flow statement categories and (ii) for consistency with past liquidity information, by accounting for certain investments under the equity method rather than as consolidated operations, the net effect of which would not change cash availability. The complete slides used in the presentation can be found on the company's website at www.tecoenergy.com/pdf/ENte_041103.pdf.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 11, 2003                TECO ENERGY, INC.


                                     By:  /s/ S.A. Myers
                                          -----------------------------------
                                          Vice President - Corporate Accounting
                                          and Tax



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                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------

10.1 Credit Agreement dated as of April 9, 2003, among TECO Energy, Inc., Merrill Lynch Bank USA, as Administrative Agent, and the Financial Institutions parties thereto. thereto. Lynch Bank USA, as Administrative Agent and the Financial Institutions parties thereto.

99.1              Press Release dated April 11, 2003.